Exhibit 99.1

FOR IMMEDIATE RELEASE

FAIRMOUNT SANTROL COMMENTS ON STRENGTH OF FOURTH-QUARTER 2014 VOLUMES AND REAFFIRMS FULL-YEAR GUIDANCE; ANNOUNCES TIMING OF FOURTH-QUARTER AND FULL-YEAR 2014 EARNINGS RELEASE AND CONFERENCE CALL

CHESTERLAND, Ohio, February 10, 2015 – Fairmount Santrol (NYSE: FMSA) today announced fourth-quarter and full-year 2014 sales volumes. The company expects to report a strong fourth quarter driven by total sales volumes of approximately 2.5 million tons, an increase of 15% compared with the prior-year period. Overall, fourth-quarter raw sand volumes were 2.1 million tons, and value-added coated product volumes were 0.4 million tons, up 11% and 41%, respectively, over the prior-year period.

The reported volume growth was driven by continued proppant demand across all basins. Compared with the prior-year period, fourth-quarter volumes were favorably impacted by increased unit train shipments, faster throughput at the company’s in-basin terminals, and improved rail service, all of which led to improved delivery efficiencies for our customers.

For the full year of 2014, total sales volumes were approximately 9.6 million tons, an increase of 27% compared with 2013. Overall 2014 raw sand volumes were 8.1 million tons, and coated volumes were 1.5 million tons, up 25% and 43%, respectively, over the prior year.

In late March, following the completion of its first year-end audit as a public company, Fairmount Santrol will provide full earnings results for the fourth quarter and full-year 2014. The company expects to report Adjusted EBITDA at or above its previously announced guidance range of $390 million to $395 million for the full year.

“Fairmount Santrol achieved many milestones during 2014, including shipping record volumes, expanding and enhancing our industry-leading logistics capabilities, reaching key environmental and community targets, and executing our initial public offering,” said Jenniffer Deckard, president and chief executive officer. “We are proud of our accomplishments and thankful for the hard work and commitment of every member of our organization.”

Regarding the outlook for the coming year, Deckard said, “While we expect uncertain oil and natural gas prices to lead to challenging market conditions throughout 2015, we remain confident in the fundamentals of our business. We are maintaining a close dialogue with our customers, many of whom we have served for over 30 years, to understand short-term market trends and longer-term opportunities. We will continue to strengthen our partnerships and help our customers succeed. Our market strength, product quality, unique technologies and industry-leading logistics network will continue to position Fairmount Santrol to capitalize as the market rebounds.”

Earnings Release and Conference Call Details

The company plans to release more detailed information about its fourth-quarter and full-year 2014 financial performance, as well as the market outlook for 2015, before the New York Stock Exchange opens on Monday, March 23, 2015. A conference call for investors will be held on that day at 10 a.m. Eastern Time. The call will be hosted by Jenniffer Deckard, president and chief executive officer, and Christopher Nagel, chief financial officer.

Investors are invited to listen to a live audio webcast of the conference call by visiting the Investor Relations section of the company’s website at FairmountSantrol.com. The webcast will be archived on the website following the call. The call can also be accessed live by dialing (877) 201-0168 or, for international callers, (647) 788-4901. The passcode for the call is 80225991. A replay will be available shortly after the call and can be accessed by dialing (855) 859-2056 or (404) 537-3406. The passcode for the replay is 80225991. The replay of the call will be available through March 30, 2015.

About Fairmount Santrol

Fairmount Santrol is a leading provider of high-performance sand and sand-based products used by oil and gas exploration and production companies to enhance the productivity of their wells. The company also provides high-quality products, strong technical leadership and applications knowledge to end users in the foundry, building products, water filtration, glass, and sports and recreation markets. Its global logistics capabilities include a wide-ranging network of distribution terminals and thousands of rail cars that allow the company to effectively serve customers wherever they operate. As one of the nation’s longest continuously operating mining organizations, Fairmount Santrol has developed a strong commitment to sustainable development, environmental stewardship, and operational safety. Correspondingly, the company’s motto and action orientation is: “Do Good. Do Well.” For more information, visit FairmountSantrol.com

Investor contact:

Sharon Van Zeeland

440-279-0204

Sharon.VanZeeland@FairmountSantrol.com

Media contact:

Kristin Lewis

440-279-0245

Kristin.Lewis@FairmountSantrol.com

Use of Non-GAAP Financial Measure

This release references Adjusted EBITDA, a non-GAAP financial measure. The company defines Adjusted EBITDA as net income before interest, income taxes, depreciation, depletion and amortization and certain non-operating items. This non-GAAP financial measure is used as a supplemental financial measure by our management to evaluate our operating performance and compare the results of our operations from period to period without regard to the impact of our financing methods, capital structure or non-operating income and expenses. Adjusted EBITDA is also used by our lenders to evaluate our compliance with covenants. We believe that this measure is meaningful to our investors to enhance their understanding of our financial performance. This measure should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP and may differ from similarly titled measures used by other companies. We are not able to reconcile our projections to the comparable GAAP measure because we do not predict the future impact of adjustments. With the earnings release in March, the company will provide a reconciliation of EBITDA to Adjusted EBITDA for the fourth quarter and full year 2014.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the company’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These factors include: volatile economic conditions, including fluctuations in demand for, and pricing of, industrial and recreational sand; changes in expected levels of oil and gas production; the cyclical nature of our customers’ businesses; loss of, or reduction in, business from our largest customers; difficulties in developing and commercializing new products and manufacturing processes; the impact of our substantial indebtedness; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the financial markets; our rights and ability to mine our property and our renewal or receipt of the required permits and approvals from government authorities and other third parties; our ability to implement capacity expansion plans within our time and budgetary parameters; increasing costs or a lack of dependability or availability of transportation services or infrastructure and geographic shifts in demand; changing legislative and regulatory initiatives relating to our business, including environmental, mining, health and safety, licensing, reclamation and other regulation relating to hydraulic fracturing (and changes in their enforcement and interpretation); silica-related health issues and corresponding litigation; seasonal and severe weather conditions and other operating risks that are beyond our control.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the prospectus filed with the Securities and Exchange Commission in connection with our initial public offering. The risk factors and other factors noted in our prospectus could cause our actual results to differ materially from those contained in any forward-looking statement.